EXHIBIT 2.3

                             STOCK OPTION AGREEMENT

           STOCK OPTION AGREEMENT (the "Agreement"), dated as of the seventh day of December, 1999 between NBT Bancorp Inc., a Delaware corporation ("Grantee"), and Pioneer American Holding Company Corp., a Pennsylvania corporation ("Issuer").

                                    RECITALS

           WHEREAS, contemporaneously with the execution and delivery of this Agreement, Grantee and Issuer have entered into an Agreement and Plan of Merger dated as of December 7, 1999 (the "Merger Agreement"); and

           WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Grantee has requested that Issuer grant and Issuer has agreed to grant Grantee the Option (as hereinafter defined).

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, intending to be legally bound, the parties hereto agree as follows:

           1.       Grant of Option.

                    (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 569,997 fully paid and nonassessable shares of common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to $24.00 (such price, as adjusted in the manner set forth herein, the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9 percent of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                    (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number, together with any shares of Common Stock previously issued pursuant hereto, equals 19.9 percent of the number of shares subject or issued pursuant to the Option. Nothing contained in this section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

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           2.       Exercise of Option.

                    (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, at any time after the occurrence of a Triggering Event (as hereinafter defined), provided that such Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), and provided further that the date of the Holder's exercise of the Option precedes the occurrence of an Exercise Termination Event. Each of the following shall be an "Exercise Termination Event": (i) occurrence of the Effective Time (as such term is defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof except (each of the following exceptions being hereinafter collectively referred to as an "Excepted Termination") a termination by Grantee pursuant to section 11.2(b) of the Merger Agreement as a result of a breach by Issuer of the type described in such provision, or a termination by Issuer pursuant to section 11.2(c)(iii) of the Merger Agreement; or (iii) the passage of 18 months (or such longer period as provided in section 10) after an Excepted Termination. The term "Holder" shall mean the holder or holders of the Option.

                    (b) The term "Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                         (i)   Issuer  or  Pioneer   American   Bank,   National
Association (the "Bank Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary");

                         (ii)  Any person other than the Grantee or any  Grantee
Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in section 13(d) of the Exchange Act and the rules and regulations thereunder), or, to the extent any such person has currently acquired beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the outstanding shares of Common Stock, such person shall have acquired beneficial ownership or the right to acquire beneficial ownership of any additional shares of Common Stock;


                         (iii) The  shareholders  of  Issuer shall have voted on
and failed to approve the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to engage in an Acquisition Transaction;

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                         (iv)    The  Board  of  Directors  of  the  Issuer (the
"Issuer Board") shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to Grantee its
recommendation   that  the  shareholders  of  Issuer  approve  the  transactions contemplated by the Merger Agreement, or Issuer or the Issuer Board or the Bank Subsidiary or the Board of Directors of the Bank Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary, or that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement;

                         (v)     Any  person  other  than Grantee or any Grantee
Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

                         (vi)    Any person other than Grantee  or  any  Grantee
Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;

                         (vii)   Issuer  shall  have  breached  any  covenant or
obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, and following such breach, Grantee would be entitled to terminate the Merger Agreement pursuant to section 11.2(b) of the Merger Agreement; or

                         (viii)  any  person  other  than Grantee or any Grantee
Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Board of Governors") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                    (c) The term "Acquisition Transaction" shall mean any transaction under which a person proposes to or will acquire a majority of the stock of, merge or consolidate with, or acquire all or substantially all of the assets of the Issuer or the Bank Subsidiary, or otherwise engage in any substantially similar transaction with the Issuer or the Bank Subsidiary.

                    (d) Issuer shall notify Grantee in writing of the occurrence of any Triggering Event promptly after becoming aware of the occurrence thereof, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                    (e) In the event that the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided, that

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if prior  notification  to or  approval of the Board of  Governors  or any other federal or state regulatory or antitrust authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approval shall have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                    (f) At the Closing, the Holder shall (i) pay the Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

                    (g) At any Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall have been exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Certificates for shares of Common Stock purchased by the Holder hereunder shall be delivered by Issuer free and clear of all liens, claims, charges and encumbrances of any kind, and shall be in such denominations and in such names designated by the Holder.

                    (h)  Certificates  for Common  Stock  delivered at a Closing
hereunder  may  be  endorsed   with  a   restrictive   legend  that  shall  read
substantially as follows:

                    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of December 7, 1999, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder or any Owner (as defined below), as the case may be, shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this

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Agreement  and under  circumstances  that do not require the  retention  of such references in the reasonable opinion of counsel to the Holder or any Owner (as defined below), as the case may be; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                    (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the initial preparation, issue and delivery of stock certificates under this section 2 in the name of the Holder or its assignee, transferee or designee.

           3.       Covenants of Issuer.

           Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance of performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer (it being agreed that this clause (ii) shall not be deemed to prohibit or restrict Issuer from engaging in one or more transactions contemplated by section 8(a) hereof if the provisions of section 8 hereof shall be complied with in connection with each such transaction); (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. section 18a and regulations promulgated thereunder and (y) in the event that, under the Bank Holding Company Act of 1956, as amended, or any other applicable federal or state banking law, prior notice to or approval of the Board of Governors or any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Board of Governors or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided in sections 5 and 8 as and when required pursuant to such sections.

           4.       Exchangeability.

           This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the Holder

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thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date in substitution for the lost, stolen, destroyed or mutilated Agreement.

           5.       Adjustment.

           In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to section 1 of this Agreement, the number of shares of Common Stock purchasable upon exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this section 5.

                    (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, reclassifications, combinations, subdivisions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that the number of shares of Common Stock that are issued or issuable is to be increased or decreased (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased or decreased, as the case may be, so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), such number is equal to 19.9 percent of the number of shares of Common Stock then issued and outstanding.

                    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this section 5, the Option Price shall be adjusted by multiplying the Option Price immediately prior to the adjustment by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

           6.       Registration of Option Shares.

           Upon the occurrence of the first Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered from time to time (but not more frequently than once every six months) after such Triggering Event (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any Owner (as defined below) of any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable

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pursuant to this Option and shall use its reasonable  best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand no more than two such registrations. Issuer shall bear the cost of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced, provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be sold by Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

           7.       Option Repurchase.

                    (a) At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option

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Shares  from  time  to  time  (the  "Owner"),  delivered  prior  to an  Exercise
Termination Event (or such later period as provided in section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the highest price per share of Common Stock paid by any person that acquires beneficial ownership of 50 percent or more of the then outstanding Common Stock,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer entered into after the date hereof and prior to the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of the Issuer's or Bank Subsidiary's assets or deposits, the sum of the net price paid in such sale of such assets or deposits and the current market value of the remaining net assets of Issuer or Issuer Subsidiary as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale on a fully-diluted basis. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

                    (b) The Holder or any Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option or any Option Shares pursuant to this section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.

                    (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price,

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respectively,  in full (and Issuer hereby  undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish each such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or Option Shares, either in whole or to the extent of the prohibition. If the Holder or Owner revokes its notice of repurchase of the Option and/or the Option Shares in its entirety, Issuer shall promptly deliver to the Holder and/or the Owner, as appropriate, all documents delivered to the Issuer by the Holder and/or Owner under paragraph (b) of this section 7. If the Holder or Owner revokes its notice of repurchase of the Option and/or Option Shares to the extent of the prohibition to which the Issuer is subject, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

                    (d) For purposes of this section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                        (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50 percent or more of the then outstanding Common Stock; or

                        (ii) the consummation of any Acquisition Transaction by any person other than Grantee or any Grantee Subsidiary.

           8.       Conversion or Exchange of Option.

                    (a) In the event that, prior to an Exercise Termination Event, Issuer or Bank Subsidiary shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer or the Bank Subsidiary shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or the Bank Subsidiary or be acquired by Issuer or the Bank Subsidiary in a plan of exchange and Issuer or the Bank Subsidiary shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50 percent of the outstanding shares and share equivalents of the merged or acquiring company, or
(iii) to sell or otherwise transfer all or substantially all of the Issuer's or the Bank Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined), or (y) any person that controls the Acquiring Corporation.

                    (b)     The following terms have the meanings indicated:

                            (i)    "Acquiring  Corporation"  shall  mean (i) the
continuing or surviving person of a consolidation or merger with Issuer or the Bank Subsidiary (if other than Issuer or the Bank Subsidiary), (ii) the acquiring person in a plan of exchange in which Issuer or Bank Subsidiary is acquired, (iii) the Issuer or the Bank Subsidiary in a merger or plan of exchange in which Issuer or the Bank Subsidiary is the continuing or surviving or acquiring person, and (iv) the transferee of all or substantially all of Issuer's or the Bank Subsidiary's assets or deposits.

                            (ii)   "Substitute  Common  Stock"  shall  mean  the
common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                            (iii)  "Assigned Value"  shall mean the Market/Offer
Price, as defined in section 7.

                            (iv)   "Average  Price"  shall  mean   the   average
closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or the Bank Subsidiary or by any company which controls or is controlled by such person, as the Holder may elect.

                    (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of section 9), which agreement shall be applicable to the Substitute Option.

                    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9 percent of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than the maximum number of the shares of Substitute Common Stock permitted by the preceding sentence but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer.

                    (f) Issuer shall not enter into any transaction described in subsection (a) of this section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

           9.       Substitute Option Repurchase.

                    (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the
"Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of Substitute Shares, as applicable.

                    (b) The Substitute Option Holder or any Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option or any Substitute Shares pursuant to this section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option

Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice of notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.

                    (c) To the  extent  that the  Substitute  Option  Issuer  is
prohibited  under  applicable  law  or  regulation,   or  as  a  consequence  of
administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and
thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or Substitute Shares, either in whole or to the extent of the prohibition. If the Substitute Option Holder or Substitute Share Owner revokes its notice of repurchase of the Substitute Option and/or Substitute Shares in its entirety, the Substitute Option Issuer shall promptly deliver to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, all documents delivered to the Substitute Option Issuer by the Substitute Option Holder or the Substitute Share Owner under paragraph (b) of this Paragraph 9. If the Substitute Option Holder or the Substitute Share Owner revokes its notice of repurchase of the Substitute Option and/or the Substitute Shares to the extent of the prohibition to which the Substitute Option Issuer is subject, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or the Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

           10.      Extension of Time Periods.

           The periods of exercise of those rights of any party other than the Issuer and the Bank Subsidiary set forth in sections 2, 6, 7, and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and
(iii) to the extent necessary to avoid liability under section 16(b) of the Exchange Act by reason of such exercise.

           11.      Representations and Warranties of Issuer.

           Issuer hereby represents and warrants to Grantee as follows:

                    (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board on the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                    (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance, upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

           12.      Assignment.

           Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that, in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following the date of such Triggering Event; provided, however, that until the date 15 days following the date on which the Board of Governors has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2 percent of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Board of Governors.

           13.      Further Assurances.

           Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties (including but not limited to their respective stockholders) and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

           14.      Remedies.

           The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party through injunctive or other equitable relief. In connection therewith, both parties waive the posting of any bond or similar requirement.

           15.      Validity.

           If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to section 7, the full number of shares of Common Stock provided in section 1(a) hereof (as adjusted pursuant to section 1(b) or section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

           16.      Notices.

           All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in section 12.13 of the Merger Agreement.

           17.      Governing Law.

           This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to the conflict of law principles thereof.

           18.      Execution.

           This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

           19.      Expenses.

           Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

           20.      Entire Agreement.

           Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings in respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

           21.      Meaning of Terms.

           Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

           IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  NBT BANCORP INC.


                                  By:          DARYL R. FORSYTHE
                                      ------------------------------------------
                                               Daryl R. Forsythe
                                      President and Chief Executive Officer


                                  By:            JOHN D. ROBERTS
                                      ------------------------------------------
                                                 John D. Roberts
                                      Senior Vice President and Secretary


                                  PIONEER AMERICAN HOLDING
                                  COMPANY CORP.


                                  By:            JOHN W. REUTHER
                                      ------------------------------------------
                                                 John W. Reuther
                                      President and Chief Executive Officer


                                  By:           ANTOINETTE STICKER
                                      ------------------------------------------
                                                Antoinette Sticker
                                                    Secretary